Exhibit (d)(9)

AMENDMENT NO. 11

TO INVESTMENT ADVISORY AGREEMENT

(Thrivent Series Fund, Inc.)

Thrivent Financial for Lutherans (“TFL”) and Thrivent Series Fund, Inc. (“TSF”) hereby agree that, effective September 1, 2015, Schedule I to the Investment Advisory Agreement between TFL and TSF dated April 10, 2002, will be revised to reflect the following changes: Thrivent Partner Small Cap Growth Portfolio and Thrivent Partner Small Cap Value Portfolio merged into Thrivent Small Cap Stock Portfolio, Thrivent Mid Cap Growth Portfolio and Thrivent Partner Mid Cap Value Portfolio merged into Thrivent Mid Cap Stock Portfolio, Thrivent Natural Resources Portfolio merged into Thrivent Large Cap Stock Portfolio, and Thrivent Partner Technology Portfolio merged into Thrivent Large Cap Growth Portfolio. Schedule I is also hereby amended to reflect amended fee schedules for Thrivent Aggressive Allocation Portfolio, Thrivent Moderately Aggressive Allocation Portfolio, Thrivent Moderate Allocation Portfolio, and Thrivent Moderately Conservative Allocation Portfolio. A revised Schedule I is attached hereto.

THRIVENT SERIES FUND, INC.

By	/s/ David S. Royal
David S. Royal
President

THRIVENT FINANCIAL FOR LUTHERANS

By	/s/ Russell W. Swansen
Russell W. Swansen
Senior Vice President and Chief Investment Officer

SCHEDULE I

(effective September 1, 2015)

Thrivent Large Cap Growth Portfolio

0.40%

Thrivent High Yield Portfolio

0.40%

Thrivent Income Portfolio

0.40%

Thrivent Money Market Portfolio

0.40%

Thrivent Partner All Cap Portfolio
$0-$500 million	0.95%
More than $500 million	0.90%

Thrivent Partner Growth Stock Portfolio
$0-$500 million	0.80%
More than $500 million	0.70%

Thrivent Large Cap Value Portfolio
0.60%

Thrivent Limited Maturity Bond Portfolio
0.40%

Thrivent Small Cap Stock Portfolio
$0-$200 million	0.70%
More than $200 million but not over $1 billion	0.65%
More than $1 billion but not over $2.5 billion	0.60%
More than $2.5 billion but not over $5 billion	0.55%
More than $5 billion	0.525%

Thrivent Small Cap Index Portfolio
$0-$1.5 billion	0.20%
More than $1.5 billion but not over $2.0 billion	0.15%
More than $2.0 billion	0.10%

Thrivent Mid Cap Stock Portfolio
$0-$200 million	0.70%
More than $200 million but not over $1 billion	0.65%
More than $1 billion but not over $2.5 billion	0.60%
More than $2.5 billion but not over $5 billion	0.55%
More than $5 billion	0.525%

Thrivent Mid Cap Index Portfolio
$0-$1.5 billion	0.20%
More than $1.5 billion but not over $2.0 billion	0.15%
More than $2.0 billion	0.10%

Thrivent Large Cap Stock Portfolio
$0-$500 million	0.65%
More than $500 million but not over $750 million	0.575%
More than $750 million but not over $1 billion	0.55%
More than $1 billion but not over $2.5 billion	0.475%
More than $2.5 billion but not over $5 billion	0.45%
More than $5 billion	0.425%

Thrivent Large Cap Index Portfolio
$0-$1.5 billion	0.20%
More than $1.5 billion but not over $2.0 billion	0.15%
More than $2.0 billion	0.10%

Thrivent Real Estate Securities Portfolio
$0-$500 million	0.80%
More than $500 million	0.75%

Thrivent Balanced Income Plus Portfolio
$0-$500 million	0.55%
More than $500 million but not over $1 billion	0.50%
More than $1 billion but not over $2.5 billion	0.475%
More than $2.5 billion but not over $5 billion	0.45%
More than $5 billion	0.425%

Thrivent Diversified Income Plus Portfolio
0.40%

Thrivent Bond Index Portfolio
$0-$250 million	0.35%
More than $250 million but not over $500 million	0.30%
More than $500 million but not over $1 billion	0.25%
More than $1 billion but not over $1.5 billion	0.20%
More than $1.5 billion but not over $2 billion	0.15%
More than $2 billion	0.10%

Thrivent Opportunity Income Plus Portfolio
0.50%

Thrivent Aggressive Allocation Portfolio
$0-$500 million	0.75%
More than $500 million but not over $2 billion	0.725%
More than $2 billion but not over $5 billion	0.70%
More than $5 billion but not over $10 billion	0.675%
More than $10 billion	0.65%

For as long as this fee structure is in place, the Adviser will waive an amount equal to any investment advisory fees indirectly incurred by the Portfolio as a result of its investment in any other mutual fund for which the Adviser or an affiliate serves as investment adviser, other than Thrivent Cash Management Trust.

Thrivent Moderately Aggressive Allocation Portfolio
$0-$500 million	0.70%
More than $500 million but not over $2 billion	0.675%
More than $2 billion but not over $5 billion	0.65%
More than $5 billion but not over $10 billion	0.625%
More than $10 billion	0.60%

For as long as this fee structure is in place, the Adviser will waive an amount equal to any investment advisory fees indirectly incurred by the Portfolio as a result of its investment in any other mutual fund for which the Adviser or an affiliate serves as investment adviser, other than Thrivent Cash Management Trust.

Thrivent Moderate Allocation Portfolio
$0-$500 million	0.65%
More than $500 million but not over $2 billion	0.625%
More than $2 billion but not over $5 billion	0.60%
More than $5 billion but not over $10 billion	0.575%
More than $10 billion	0.55%

For as long as this fee structure is in place, the Adviser will waive an amount equal to any investment advisory fees indirectly incurred by the Portfolio as a result of its investment in any other mutual fund for which the Adviser or an affiliate serves as investment adviser, other than Thrivent Cash Management Trust.

Thrivent Moderately Conservative Allocation Portfolio
$0-$500 million	0.60%
More than $500 million but not over $2 billion	0.575%
More than $2 billion but not over $5 billion	0.55%
More than $5 billion but not over $10 billion	0.525%
More than $10 billion	0.50%

For as long as this fee structure is in place, the Adviser will waive an amount equal to any investment advisory fees indirectly incurred by the Portfolio as a result of its investment in any other mutual fund for which the Adviser or an affiliate serves as investment adviser, other than Thrivent Cash Management Trust.

Thrivent Partner Worldwide Allocation Portfolio
$0-$250 million	0.90%
More than $250 million but not over $1 billion	0.85%
More than $1 billion but not over $1.5 billion	0.80%
More than $1.5 billion	0.75%

Thrivent Growth and Income Plus Portfolio
$0-$250 million	0.65%
More than $250 million	0.60%

Thrivent Partner Emerging Markets Equity Portfolio
$0-$50 million	1.20%
More than $50 million	1.07%

Thrivent Partner Healthcare Portfolio
$0-$50 million	0.95%
More than $50 million	0.90%